Exhibit 99.1

Contact: Tim Berryman
Director – Investor Relations
Medical Properties Trust, Inc.
(205) 969-3755
tberryman@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. REPORTS FIRST QUARTER RESULTS

Per Share Net Income of $0.25 and Normalized FFO of $0.36 Up 19% and 9% Respectively Compared to Prior Year Quarter

Birmingham, AL – May 3, 2018 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced financial and operating results for the first quarter ended March 31, 2018 and recent highlights.

“After a record year in 2017, MPT raised its quarterly dividend by over 4 percent in the first quarter making this the fourth consecutive year that the Company has increased its payout to shareholders,” said Edward K. Aldag, Jr., MPT’s Chairman, President and Chief Executive Officer. “Our consistent dividend growth has contributed to superior total shareholder returns and is the result of strongly accretive acquisitions. The Company has experienced extraordinary growth over the past five years, increasing total assets at a compound rate of over 33 percent annually, and our pipeline is very strong.”

FIRST QUARTER AND RECENT HIGHLIGHTS

•	Net income of $0.25 and Normalized Funds from Operations (“NFFO”) of $0.36 in the first quarter both on a per diluted share basis;

•	Completed construction of a 40-bed, 50,985 square foot rehabilitation hospital in Flagstaff, Arizona operated by Ernest Health (“Ernest”) for a total investment of approximately $24 million; commenced rent on March 1st;

•	Entered into a 15-year lease agreement in March with a joint venture formed by Vibra Healthcare and Ernest for an LTAC hospital in Boise, Idaho; lease has three 5-year renewal options;

•	Increased quarterly dividend by 4.2% to $0.25 making 2018 the fourth consecutive year that MPT has increased its dividend;

•	Added Elizabeth Pitman to Company’s Board of Directors in February.

Aldag commented on the election of Elizabeth Pitman to MPT’s Board of Directors and the recent promotions of two senior team members. “MPT will benefit greatly from Elizabeth’s addition to the Board. Her extensive healthcare and legal experience together with her expertise in cyber security is critical and complements the Board’s needs. The sustainability of MPT depends in part on the career growth of our people. In the first quarter, we were very pleased to announce the promotion of Rosa Hooper to Vice President and Managing Director, Asset Management and Underwriting in recognition of the outstanding job she has done managing MPT’s largest department. We were delighted to also announce the promotion of Charles Lambert to Treasurer and Managing Director, Capital Markets as an acknowledgement of his significant contribution to the Company over the past 12 years.”

Included in the financial tables accompanying this press release is information about the Company’s assets and liabilities, net income and reconciliations of net income to NFFO, all on a basis comparable to 2017 results. In addition, a reconciliation of pro forma total gross assets to total assets is included in the financial tables accompanying this press release.

PORTFOLIO UPDATE

The Company has pro forma total gross assets of approximately $9.5 billion, including $6.6 billion in general acute care hospitals, $2.1 billion in inpatient rehabilitation hospitals, and $0.4 billion in long-term acute care hospitals. This pro forma portfolio includes 275 properties representing more than 32,000 licensed beds in 29 states and in Germany, the United Kingdom, Italy and Spain. The properties are leased to or mortgaged by 31 hospital operating companies.

OPERATING RESULTS AND OUTLOOK

Net income for the first quarter of 2018 was $90.6 million (or $0.25 per diluted share), compared to $68.0 million (or $0.21 per diluted share) in the first quarter of 2017.

NFFO for the first quarter of 2018 increased 24% to $131.5 million compared with $105.9 million in the first quarter of 2017. Per share NFFO increased 9% to $0.36 per diluted share in the first quarter of 2018, compared with $0.33 per diluted share in the first quarter of 2017.

On January 1, 2018, the Company adopted new accounting rules, which resulted in an increase in general and administrative expenses for the first quarter. Certain third party transaction costs that were previously accounted for as acquisition expenses are now capitalized. With this accounting change, MPT will no longer charge indirect and internal transaction costs as acquisition expenses.

The Company reaffirms its NFFO estimates for 2018. Net income is expected to range from $1.00 to $1.04 per diluted share, while NFFO is expected to range from $1.42 to $1.46 per diluted share. This estimate assumes no additional acquisitions or investments, no asset sales and no material capital transactions. The Company also reaffirmed its expectations that it will complete negotiations of certain joint venture arrangements during the first half of 2018. However, there is no assurance that any such arrangements will be completed.

A reconciliation of NFFO guidance to net income is included with the financial tables accompanying this press release.

These estimates do not include the effects, if any, of unexpected real estate operating costs, changes in accounting pronouncements, litigation costs, debt refinancing costs, acquisition costs, currency exchange rate movements, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions, including the previously mentioned joint venture arrangements. These estimates may change if the Company acquires or sells assets, market interest rates change, debt is refinanced, new shares are issued, additional debt is incurred, other operating expenses vary, income from investments in tenant operations vary from expectations, or existing leases do not perform in accordance with their terms.

CONFERENCE CALL AND WEBCAST

The Company has scheduled a conference call and webcast for Thursday, May 3, 2018 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter ended March 31, 2018. The dial-in numbers for the conference call are 855-365-5214 (U.S.) and 440-996-5721 (international); both numbers require passcode 2449648. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.

A telephone and webcast replay of the call will be available beginning shortly after the call’s completion through May 17, 2018. Dial-in numbers for the replay are 855-859-2056 and 404-537-3406 for U.S. and International callers, respectively. The replay passcode for both U.S. and international callers is 2449648.

The Company’s supplemental information package for the current period will also be available on the Company’s website under the “Investor Relations” section.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. MPT’s financing model helps facilitate acquisitions and recapitalizations and allows operators of hospitals and other healthcare facilities to unlock the value of their real estate assets to fund facility improvements, technology upgrades and other investments in operations. Facilities include acute care hospitals, inpatient rehabilitation hospitals, long-term acute care hospitals, and other medical and surgical facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the satisfaction of all conditions to, and the timely closing (if at all) of pending transactions; net income per share for 2018; NFFO per share for 2018; the amount of acquisitions of healthcare real estate, if any; results from potential sales and joint venture arrangements, if any; capital markets conditions; estimated leverage metrics; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the payment of future dividends, if any; completion of additional debt arrangements, and additional investments; national and international economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except for per share data)	March 31, 2018	December 31, 2017
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, intangible lease assets, and other	$5,867,286	$5,944,220
Mortgage loans	1,927,393	1,778,316
Net investment in direct financing leases	686,024	698,727

Gross investment in real estate assets	8,480,703	8,421,263
Accumulated depreciation and amortization	(493,782)	(455,712)

Net investment in real estate assets	7,986,921	7,965,551

Cash and cash equivalents	138,314	171,472
Interest and rent receivables	81,965	78,970
Straight-line rent receivables	202,317	185,592
Other assets	622,323	618,703

Total Assets	$9,031,840	$9,020,288

Liabilities and Equity
Liabilities
Debt, net	$4,898,364	$4,898,667
Accounts payable and accrued expenses	206,891	211,188
Deferred revenue	15,549	18,178
Lease deposits and other obligations to tenants	57,847	57,050

Total Liabilities	5,178,651	5,185,083
Equity
Preferred stock, $0.001 par value. Authorized 10,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 500,000 shares; issued and outstanding - 364,695 shares at March 31, 2018 and 364,424 shares at December 31, 2017	365	364
Additional paid-in capital	4,333,972	4,333,027
Distributions in excess of net income	(484,804)	(485,932)
Accumulated other comprehensive loss	(9,961)	(26,049)
Treasury shares, at cost	(777)	(777)

Total Medical Properties Trust, Inc. Stockholders’ Equity	3,838,795	3,820,633

Non-controlling interests	14,394	14,572

Total Equity	3,853,189	3,835,205

Total Liabilities and Equity	$9,031,840	$9,020,288

(A) Financials have been derived from the prior year audited financial statements.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2018	March 31, 2017
Revenues
Rent billed	$128,011	$96,763
Straight-line rent	15,791	12,779
Income from direct financing leases	17,681	17,880
Interest and fee income	43,563	28,975

Total revenues	205,046	156,397

Expenses
Interest	57,023	38,029
Real estate depreciation and amortization	35,802	27,586
Property-related	2,184	1,328
General and administrative	17,818	13,197
Acquisition costs	—	2,756

Total expenses	112,827	82,896

Other income (expense)
Gain on sale of real estate, net	1,467	7,413
Debt refinancing costs	—	(13,629)
Other	(1,468)	1,767

Total other income (expense)	(1)	(4,449)

Income before income tax	92,218	69,052
Income tax expense	(1,175)	(867)

Net income	91,043	68,185
Net income attributable to non-controlling interests	(442)	(215)

Net income attributable to MPT common stockholders	$90,601	$67,970

Earnings per common share - basic and diluted:
Net income attributable to MPT common stockholders	$0.25	$0.21

Weighted average shares outstanding - basic	364,882	321,057
Weighted average shares outstanding - diluted	365,343	321,423

Dividends declared per common share	$0.25	$0.24

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Funds From Operations

(Unaudited)

(Amounts in thousands, except for per share data)	For the Three Months Ended
	March 31, 2018	March 31, 2017
FFO information:
Net income attributable to MPT common stockholders	$90,601	$67,970
Participating securities’ share in earnings	(195)	(125)

Net income, less participating securities’ share in earnings	$90,406	$67,845
Depreciation and amortization (A)	36,517	28,099
Gain on sale of real estate, net	(1,467)	(7,413)

Funds from operations	$125,456	$88,531

Write-off of straight-line rent and other	6,059	1,117
Debt refinancing costs	—	13,629
Acquisition costs, net of tax benefit (A)	—	2,645

Normalized funds from operations	$131,515	$105,922

Share-based compensation	1,856	1,971
Debt costs amortization	1,789	1,617
Straight-line rent revenue and other (A)	(23,425)	(16,482)

Adjusted funds from operations	$111,735	$93,028

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.25	$0.21
Depreciation and amortization (A)	0.09	0.09
Gain on sale of real estate, net	—	(0.02)

Funds from operations	$0.34	$0.28

Write-off of straight-line rent and other	0.02	—
Debt refinancing costs	—	0.04
Acquisition costs, net of tax benefit (A)	—	0.01

Normalized funds from operations	$0.36	$0.33

Share-based compensation	0.01	0.01
Debt costs amortization	—	—
Straight-line rent revenue and other (A)	(0.06)	(0.05)

Adjusted funds from operations	$0.31	$0.29

(A) Includes our share of real estate depreciation, acquisition expenses and straight-line rent revenue from unconsolidated joint ventures. These amounts are included with the activity of all of our equity interests in the “Other” line on the consolidated statements of income.

Investors and analysts following the real estate industry utilize funds from operations, or FFO, as a supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assumes that the value of real estate diminishes predictably over time. We compute FFO in accordance with the definition provided by the National Association of Real Estate Investment Trusts, or NAREIT, which represents net income (loss) (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairment charges on real estate assets, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose normalized FFO, which adjusts FFO for items that relate to unanticipated or non-core events or activities or accounting changes that, if not noted, would make comparison to prior period results and market expectations less meaningful to investors and analysts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and the use of normalized FFO makes comparisons of our operating results with prior periods and other companies more meaningful. While FFO and normalized FFO are relevant and widely used supplemental measures of operating and financial performance of REITs, they should not be viewed as a substitute measure of our operating performance since the measures do not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which can be significant economic costs that could materially impact our results of operations. FFO and normalized FFO should not be considered an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) unbilled rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES

Fiscal Year 2018 Guidance Reconciliation

(Unaudited)

	Fiscal Year 2018 Guidance - Per Share(1)
	Low	High
Net income attributable to MPT common stockholders	$1.00	$1.04
Participating securities’ share in earnings	—	—

Net income, less participating securities’ share in earnings	$1.00	$1.04
Depreciation and amortization	0.40	0.40

Funds from operations	$1.40	$1.44
Other adjustments	0.02	0.02

Normalized funds from operations	$1.42	$1.46

(1)	The guidance is based on current expectations and actual results or future events may differ materially from those expressed in this table, which is a forward-looking statement within the meaning of the federal securities laws. Please refer to the forward-looking statement included in this press release and our filings with the Securities and Exchange Commission for a discussion of risk factors that affect our performance.

Pro Forma Total Gross Assets

(Unaudited)

March 31, 2018
Total Assets	$9,031,840
Add:
Binding real estate commitments on new investments(2)	17,500
Unfunded amounts on development deals and commenced capital improvement projects(3)	139,799
Accumulated depreciation and amortization	493,782
Less:
Cash and cash equivalents	(138,314)

Pro Forma Total Gross Assets(4)	$9,544,607

(2)	Reflects a commitment to acquire a facility post March 31, 2018.
(3)	Includes $123.6 million unfunded amounts on ongoing development projects and $16.2 million unfunded amounts on capital improvement projects and development projects that have commenced rent.
(4)	Pro forma total gross assets is total assets before accumulated depreciation/amortization, assumes all real estate binding commitments on new investments and unfunded amounts on development deals and commenced capital improvement projects are fully funded, and assumes cash on hand is fully used in these transactions. We believe pro forma total gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our binding commitments close and our other commitments are fully funded.